# STRATUS GROUP CORPORATE STRUCTURE



Stratus Technologies Bermuda Holdings Ltd.
(BERMUDA)
Stratus Technologies Bermuda Ltd.
(BERMUDA)
SRA Technologies Cyprus Limited
(Cyprus)
Stratus Technologies, Inc.
(U.S.A.)
AVANCE Technologies Ltd.
(Bermuda)
Stratus Technologies Ireland Limited
(Ireland)
Stratus Technologies Private Limited
(India)
Operating Subsidiaries:
Stratus Technologies Pty Limited (Australia)
Stratus Technologies Canada Corporation (Canada)
Stratus Technologies SAS (France)
Stratus Technologies GmbH (Germany)
Stratus Technologies (HK) Limited (Hong Kong)
Stratus Technologies Italia S.r.L . (Italy)
Stratus Technologies (Korea) Ltd. (Korea)
Stratus Technologies Japan, Inc. (Japan)
Stratus Technologies B.V. (Netherlands)
Stratus Technologies (NZ) Limited (New Zealand)
Stratus Technologies (Singapore) Pte Ltd (Singapore)
Stratus Computer Technologies (Pty) Ltd (South Africa)
Stratus Technologies España SA (Spain)
Stratus Technologies Systems Limited (United Kingdom)
Cemprus Technologies, Inc. (USA)
Stratus do Brasil Tecnologias da Computação Ltda.
(Brazil)
Rep. Office
Beijing, PRC
Rep. Office
Shanghai
Rep. Office
Dubai
Cemprus, LLC
(USA)